INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2019

Careful expense control, new licensing success after quarter highlight operating leverage of business model

WILMINGTON, DE. - October 31, 2019 - InterDigital, Inc. (NASDAQ:IDCC), a mobile and video technology research and development company, today announced results for the third quarter ended September 30, 2019.
Third Quarter 2019 Financial Highlights

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Third quarter 2019 recurring revenue was $72.1 million, compared to recurring revenue of $75.0 million in third quarter 2018. This decrease was driven by lower royalties from one of our Taiwanese licensees.

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Third quarter 2019 operating expenses were $68.7 million, compared to $62.2 million in third quarter 2018. The increase was primarily driven by $15.8 million in costs related to the acquisition of Technicolor SA's (Euronext Paris:TCH) (OTCQX:TCLRY) patent licensing business and Research and Innovation (R&I) research and development organization. Of those, $6.2 million were either transaction, integration or amortization expenses.

•	Third quarter 2019 net income[1] was $2.2 million, or $0.07 per diluted share compared to net income[1] of $21.8 million, or $0.61 per diluted share, in third quarter 2018.
“In third quarter we were successful at holding expenses below our expectations, and we remain completely on track to bring our expenses to the levels we saw prior to the acquisition of the Technicolor licensing business and the expansion of our R&D footprint,” said William J. Merritt, President and CEO of InterDigital. “Those efforts came together with redoubled licensing efforts that resulted in new successes in fourth quarter, highlighting the strength and operating leverage of our business model.”
Additional Highlights

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In third quarter 2019, the company recorded $125.5 million of cash provided by operating activities, compared to $170.4 million of cash provided by operating activities in third quarter 2018. The company generated $117.0 million of free cash flow[2] in third quarter 2019, compared to $160.7 million of free cash flow generated in third quarter 2018. Free cash flow is driven by the timing of cash collections under fixed-fee agreements. Ending cash and short-term investments as of September 30, 2019 totaled $0.9 billion.

•	In third quarter 2019, the company recognized a tax benefit of $0.2 million compared to a tax benefit of $21.1 million in third quarter 2018.

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Other Income (Expense), net in third quarter 2019 included $8.5 million to record the gain resulting from the sale of the company's Hillcrest Laboratories product business to a subsidiary of CEVA, Inc. As part of the transaction, the company retained substantially all of the Hillcrest patent assets that it acquired in 2016. This gain was partially offset by the recognition of a $3.3 million loss resulting from a partial impairment of one of the company's long-term investments.

•	Shortly after third quarter 2019, the company added two new patent licensees, ZTE Corporation and Google.

Conference Call Information
InterDigital will host a conference call on Thursday, October 31, 2019 at 10:00 a.m. Eastern Time to discuss its third quarter 2019 financial performance and other company matters. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference, call (800) 353-6461 within the United States and Canada or +1 (334) 323-0501 from outside the United States and Canada. Please call by 9:50 a.m. ET on October 31st and give the operator conference ID number 8941056.
An Internet replay of the conference call will be available on InterDigital's website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET October 31st through 1:00 p.m. ET November 5th. To access the recorded replay, call +1 (888) 203-1112 or +1 (719) 457-0820 and use the replay code 8941056.
About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading technology companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that the acquisition of the Technicolor patent licensing business provides the company with a significant potential benefit. Words such as "believe," "anticipate," "estimate," "expect," "project," "intend," "plan," "forecast," "goal," "see," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or acceleration in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with InterDigital's roadmap; (v) our ability to commercialize the company's technologies and enter into customer agreements; (vi) the failure of the markets for the company's current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of the company's technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on the company of, the Tax Reform Act, as well as further guidance that may be issued regarding the Tax Reform Act; (ix) difficulties or delays in integrating the Technicolor patent licensing business; (x) failure to accurately forecast the long-term value and costs of the Technicolor business or of certain assets acquired in the transaction; (xi) the resolution of current legal or regulatory proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal or regulatory proceedings or adverse rulings in such legal or regulatory proceedings; (xii) changes or inaccuracies in market projections; and (xiii) changes in the company's business strategy.

We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Footnotes
1    Throughout this press release, net income (loss) and diluted earnings per share ("EPS") are attributable to InterDigital, Inc. (e.g., after adjustments for noncontrolling interests), unless otherwise stated.
2    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company's ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period. InterDigital defines “free cash flow” as net cash provided by operating activities less purchases of property and equipment, technology licenses and investments in patents. InterDigital's computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A detailed reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2019	2018	2019	2018
REVENUES:
Variable patent royalty revenue	$4,683	$13,645	$22,557	$26,322
Fixed-fee royalty revenue	63,736	60,272	190,345	178,207
Current patent royalties	68,419	73,917	212,902	204,529
Non-current patent royalties	(370)	128	(4,908)	25,489
Total patent royalties	68,049	74,045	207,994	230,018
Patent sales	750	—	975	—
Current technology solutions revenue	3,724	1,034	7,794	2,060
	$72,523	$75,079	$216,763	$232,078
OPERATING EXPENSES:
Patent administration and licensing	34,772	32,077	108,196	85,480
Development	20,506	17,276	56,028	49,279
Selling, general and administrative	13,471	12,806	40,000	38,569
	68,749	62,159	204,224	173,328
Income from operations	3,774	12,920	12,539	58,750
INTEREST EXPENSE	(10,920)	(9,039)	(30,305)	(27,242)
OTHER INCOME (NET)	7,803	(4,914)	23,772	2,106
Income (loss) before income taxes	657	(1,033)	6,006	33,614
INCOME TAX BENEFIT (PROVISION)	178	21,143	(3,007)	25,001
NET INCOME	$835	$20,110	$2,999	$58,615
Net loss attributable to noncontrolling interest	(1,399)	(1,642)	(4,175)	(4,333)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$2,234	$21,752	$7,174	$62,948
NET INCOME PER COMMON SHARE — BASIC	$0.07	$0.63	$0.23	$1.81
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	31,130	34,651	31,757	34,687
NET INCOME PER COMMON SHARE — DILUTED	$0.07	$0.61	$0.22	$1.77
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	31,308	35,607	32,010	35,614
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35	$1.05	$1.05

Note: Certain revisions have been made to prior period amounts.

SUMMARY CONSOLIDATED CASH FLOWS
(dollars in thousands)
(unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2019	2018	2019	2018
Income (loss) before income taxes	$657	$(1,033)	$6,006	$33,614
Taxes paid	(6,713)	(13,660)	(16,483)	(24,459)
Non-cash expenses	29,524	32,163	86,139	70,959
Change in deferred revenue	63,629	36,989	875	9,822
Increase (decrease) in operating working capital, deferred charges and other	38,402	115,926	(4,561)	86,681
Capital spending and capitalized patent costs	(8,483)	(9,678)	(29,185)	(25,727)
FREE CASH FLOW	117,016	160,707	42,791	150,890

Long-term investments	—	(436)	—	(6,686)
Acquisition of business, net of cash required	—	(142,985)	—	(142,985)
Acquisition of patents	—	—	—	(2,250)
Proceeds from sale of business	10,000	—	10,000	—
Proceeds from noncontrolling interest	—	—	10,333	—
Dividends paid	(10,894)	(12,153)	(33,683)	(36,472)
Taxes withheld upon vesting of restricted stock units	(179)	(91)	(4,316)	(8,479)
Payments on long-term debt	—	—	(221,091)	—
Proceeds from issuance of convertible senior notes	—	—	400,000	—
Purchase of convertible bond hedge	—	—	(72,000)	—
Payment for warrant unwind	—	—	(4,184)	—
Prepayment penalty on long-term debt	—	—	(10,763)	—
Proceeds from hedge unwind	—	—	9,038	—
Proceeds from issuance of warrants	—	—	47,600	—
Payments of debt issuance costs	(1,075)	—	(8,375)	—
Share repurchases	—	(34,336)	(171,269)	(43,508)
Net proceeds from exercise of stock options	—	2,432	2	6,362
Unrealized gain (loss) on short-term investments	440	593	4,392	(575)
NET INCREASE (DECREASE) IN CASH, RESTRICTED CASH AND SHORT-TERM INVESTMENTS	$115,308	$(26,269)	$(1,525)	$(83,703)

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	SEPTEMBER 30, 2019	DECEMBER 31, 2018
ASSETS
Cash & short-term investments	$947,623	$945,780
Accounts receivable (net)	23,355	35,032
Other current assets	51,545	43,438
Property & equipment and patents (net)	458,975	464,618
Other long-term assets (net)	146,804	137,690
TOTAL ASSETS	$1,628,302	$1,626,558

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$93,131	$—
Accounts payable, accrued liabilities, taxes payable & dividends payable	69,735	67,723
Current deferred revenue	171,433	111,672
Long-term deferred revenue	107,498	157,634
Long-term debt & other long-term liabilities	383,206	351,516
TOTAL LIABILITIES	825,003	688,545
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	782,106	936,729
Noncontrolling interest	21,193	1,284
TOTAL EQUITY	803,299	938,013
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,628,302	$1,626,558

Note: Certain revisions have been made to prior period amounts.

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash provided by operating activities, the most directly comparable GAAP financial measure.

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$125,499	$170,385	$71,976	$176,617
Purchases of property, equipment, & technology licenses	(200)	(340)	(3,062)	(1,882)
Capitalized patent costs	(8,283)	(9,338)	(26,123)	(23,845)
Free cash flow	$117,016	$160,707	$42,791	$150,890

CONTACT:	InterDigital, Inc.:
Patrick Van de Wille
patrick.vandewille@interdigital.com
+1 (858) 210-4814